Exhibit (h) (11)

HENNESSY FUNDS TRUST

POWER OF ATTORNEY

Each of the undersigned trustees of Hennessy Funds Trust (the “Trust”) appoints Teresa M. Nilsen as his true and lawful attorney-in-fact and agent with the power to execute in his name, on his behalf, and in any capacity (i) the Trust’s Registration Statements on Form N‑1A, Form N-8A, or Form N-14, (ii) all other documents filed by the Trust with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended, or the Securities Act of 1933, as amended, (iii) any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Trust to comply with the rules, regulations, and requirements of the SEC, Blue Sky, and corporate or trust laws of any state or other jurisdiction, or the regulatory authorities of any foreign jurisdiction, and (iv) any amendments and exhibits to any such documents. Each of the undersigned grants to the attorney‑in‑fact full authority to do every act necessary or advisable to effect the same as fully as he could do if he were personally present, thereby ratifying all that said attorney‑in-fact and agent may lawfully do or cause to be done by virtue of this Power of Attorney.

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Each of the undersigned trustees executes this Power of Attorney as of the 7th day of October, 2018.

SIGNATURE	TITLE

/s/ Robert T. Doyle	Trustee
Robert T. Doyle

/s/ J. Dennis DeSousa	Trustee
J. Dennis DeSousa

/s/ Gerald P. Richardson	Trustee
Gerald P. Richardson